CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-65940) of Zimmer Holdings, Inc. of our report dated June 27, 2003 relating to the financial statements of Zimmer Puerto Rico Savings and Investment Program, which appears in this Form 11-K.

Indianapolis, Indiana
June 27, 2003